Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      FORM S-8 REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           IVP Technology Corporation
                           --------------------------
             (Exact name of Registrant as specified in its charter)

                 Nevada                                 65-6998896
     --------------------------------              ----------------------
     (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                 Identification No.)

        54 Village Centre, Suite 300, Mississauga, Ontario L4Z 1V9 Canada
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

               Agreement between the Registrant and Andris Garvitis providing for the payment of compensation in 2,500,000 shares of Common Stock

               Agreement between the Registrant and Thomas Chown providing for the payment of compensation in 4,312,500 shares of Common Stock

               Agreement between the Registrant and Ruffa & Ruffa, P.C. providing for the payment of compensation in 500,000 shares of Common Stock
                            (Full Title of the Plan)

                             William P. Ruffa, Esq.
                                Ruffa & Ruffa, PC
                              150 East 58th Street
                            New York, New York 10155
                                 (212) 355-0606
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
                                                      Proposed maximum           Proposed maximum
Title of securities             Amount to             offering price             aggregate offering        Amount of
to be registered                be registered         per share                  price                     registration fee
------------------------------------------------------------------------------------------------------------------------------
Common stock, par
value $.001 per share           7,312,000             $.115                      $840,937.38               $223
------------------------------------------------------------------------------------------------------------------------------
Total                           7,312,000             $.115                      $840,937.38               $223
------------------------------------------------------------------------------------------------------------------------------

(1) The maximum number of shares of common stock includes shares issued as consideration for services rendered pursuant to the terms of three agreements which are being registered under this Registration Statement and for which a registration fee is being paid.

(2) Calculated pursuant to Rule 457(c), based on the average of the high and low price ($.115 per share) of Registrant's common stock on the Over-the-Counter Bulletin Board on July 19, 2001 (a date within five business days prior to filing this Registration Statement).

(3)  Paid by electronic transfer.

This Registration Statement shall become effective automatically upon the date of filing, in accordance with Section 8(a) of the Securities Act of 1933 ("1933 Act") and Rule 462 of the 1933 Act.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

     The Company became subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") on April 19, 2000, and, accordingly, files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

     The following documents filed by the Company are incorporated in this Registration Statement by reference:

(a) The Company's Amendment No. 1 to its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, as filed with the Commission;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 2001, the end of the Registrant's last fiscal year; and

(c) A description of the Registrant's Common Stock is set forth in Exhibit 4.5 hereto.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     The validity of the shares of common stock registered in this Registration Statement has been passed upon for the Registrant by Ruffa & Ruffa, P.C., whose opinion is attached hereto as Exhibit 5.1. The Registrant has issued 250,000 shares of common stock to each of William Ruffa and William P. Ruffa, officers of Ruffa & Ruffa, P.C., as partial payment for legal services rendered.

Item 6. Indemnification of Directors and Officers.

     The Company's Articles of Incorporation, By-Laws and Section 78.751 of the Nevada Revised Statutes provide for indemnification of the Company's officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with the Company.

      Section 78.751 of the Nevada Revised Statutes provides for indemnification of the Company's officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and es in connection with a proceeding or lawsuit to which they might become parties because of their position with the Company.

Section 78.751 of the Nevada Revised Statutes provides as follows:

     "NRS 78.751 Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     (a) By the stockholders;

     (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

     (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

     (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person."

     To the extent that indemnification may be related to liability arising under the Securities Act, the Securities and Exchange Commission takes the position that indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

     Not Applicable

Item 8. Exhibits.

     For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required by those paragraphs to be included in a post-effective amendment is contained in periodic reports filed or furnished by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga in the Province of Ontario, Canada, on July 20, 2001.

                                       IVP TECHNOLOGY CORPORATION

                                       By: /s/ John Maxwell
                                          --------------------------------------
                                           John Maxwell, President
                                           (Duly Authorized Representative)



                                POWER OF ATTORNEY

We, the undersigned directors and officers of IVP Technology Corporation (the "Company"), do hereby severally constitute and appoint John Maxwell as our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said John Maxwell may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said John Maxwell shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of the date indicated.


/s/ John Maxwell          President and Director          July 20, 2001
----------------
John Maxwell


/s/ John Trainor          Secretary                       July 20, 2001
----------------
John Trainor

                                INDEX TO EXHIBITS

Exhibit No.                     Description
-----------                     -----------

4.1      Agreement dated June 28, 2001, between the Registrant and Andris
         Gravitis.

4.2      Agreement dated June 28, 2001, between the Registrant and Thomas Chown.

4.3      Agreement dated May 30, 2001, between the Registrant and Ruffa & Ruffa,
         P.C.

4.4      Description of Securities.

5.1 Opinion of Ruffa & Ruffa, P.C. as to the validity of the Common Stock being registered

23.1     Consent of Weinberg & Company, P.A.

23.2     Consent of Ruffa & Ruffa, P.C. (contained in Exhibit 5, above).

24 Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein